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EXHIBIT
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the common stock of Validus Holdings Ltd. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of March 23, 2009.

VESTAR AIV HOLDINGS A L.P.
By:	Vestar AIV Associates L.P., its general partner
By:	Vestar AIV Managers Ltd., its general partner

By:	/s/ Sander M. Levy
	Name:	Sander M. Levy
	Title:	Director

VESTAR AIV EMPLOYEES VALIDUS LTD.
By:	Vestar AIV Managers Ltd., its sole director

By:	/s/ Sander M. Levy
	Name:	Sander M. Levy
	Title:	Director

VESTAR AIV HOLDINGS B L.P.
By:	Vestar AIV Associates L.P., its general partner
By:	Vestar AIV Managers Ltd., its general partner

By:	/s/ Sander M. Levy
	Name:	Sander M. Levy
	Title:	Director

VESTAR AIV ASSOCIATES L.P.
By:	Vestar AIV Managers Ltd., its general partner

By:	/s/ Sander M. Levy
	Name:	Sander M. Levy
	Title:	Director

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VESTAR AIV MANAGERS LTD.
By:	/s/ Sander M. Levy
	Name:	Sander M. Levy
	Title:	Director